UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2009

StellarOne Corporation

(Exact name of registrant as specified in its charter)

VIRGINIA	000-22283	54-1829288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Peter Jefferson Parkway, Suite 250

Charlottesville, Virginia 22911

(Address of principal offices, including zip code)

(540) 829-1633

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Pursuant to Regulation FD, information is being furnished as an exhibit to this Current Report with respect to a presentation discussing the strategies and performance of StellarOne Corporation (StellarOne), made by O. R. Barham, Jr., President and Chief Executive Officer, and Jeffrey W. Farrar, Executive Vice President and Chief Financial Officer, at the Keefe, Bruyette & Woods 10th Annual Community Bank Investor Conference at the Waldorf-Astoria Hotel in New York, New York on July 29, 2009.

The statements contained in this presentation may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical results, or those anticipated. When we use words such as “believes,” “expects,” “anticipates” or similar expressions, we are making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date thereof. StellarOne wishes to caution the reader that factors, such as those listed below, in some cases have affected and could affect StellarOne’s actual results, causing actual results to differ materially from those in any forward-looking statement. These factors include: (i) continuation of the historically low short-term interest rates, (ii) a change in real estate or capital market conditions which could lead to asset quality deterioration or asset impairments including intangibles, (iii) the inability of StellarOne to grow its portfolio at historical growth rates, (iv) the impact of governmental restrictions on entities participating in the US Treasury Department Capital Purchase Program, and (v) mergers and acquisitions. Please refer to StellarOne’s filings with the Securities and Exchange Commission for additional information, which may be accessed at www.stellarone.com, under “Investor Relations.”

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
99.1	Investor Presentation Slides

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StellarOne Corporation

Date: July 29, 2009	By:	/s/ Jeffrey W. Farrar
Jeffrey W. Farrar
Executive Vice President
and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	Investor Presentation Slides

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